Exhibit 23.1

Consent of Independent Auditors

      We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-10073) and related Prospectus and Prospectus Supplement of The Timken Company and to the incorporation by reference therein of our report dated January 29, 2002, with respect to the consolidated financial statements and schedule of The Timken Company included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Canton, Ohio

December 20, 2002